EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-113898 and 333-150733) of our report dated February 27, 2008 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the 2007 Annual Report to Shareholders of Anheuser-Busch Companies, Inc., which is incorporated by reference in Anheuser-Busch Companies, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007. We also consent to the incorporation by reference of our report dated February 27, 2008 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K. We also consent to the incorporation by reference in this Registration Statement of our report dated September 22, 2008 relating to the financial statements, which appears in the Annual Report of the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Certain Hourly Employees of Anheuser-Busch Companies, Inc. and its Subsidiaries) on Form 11-K for the year ended March 31, 2008.
PricewaterhouseCoopers LLP
St. Louis, Missouri
September 24, 2008